These by-laws adopted by the post-amalgamation corporation, Stellar Pharmaceuticals Inc. pursuant to Articles of Amalgamation dated January 1, 2005 and ratified by the directors and shareholders of Stellar Pharmaceuticals Inc. on January 1, 2005

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE BUSINESS AND AFFAIRS OF

STELLAR INTERNATIONAL INC.

BE IT ENACTED and it is hereby enacted as a by-law of

STELLAR INTERNATIONAL INC.

(hereinafter call the ‘Corporation”) as follows:

TRANSACTION OF GENERAL BUSINESS

Seal

1.

The Corporation may but need not have a corporate seal. If the Corporation does have a corporate seal, same shall be adopted and may be changed from time to time by resolution of the Board of Directors.

Registered Office

2.

The Board of Directors may by resolution from time to time fix the location of the registered office of the Corporation within the municipality within Ontario specified in the articles.

Financial Year

3.

The financial year of the Corporation shall terminate on such date in each year as the Board of Directors may from time to time by resolution determine.

Execution of Instruments

4.

Deeds, transfers, assignments, contracts, obligations and other instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by the president together with the secretary of the Corporation and the corporate seal (if any) may, but need not, be affixed to such instruments by any person so authorized to sign on behalf of the Corporation.

Notwithstanding any provisions to the contrary contained in the by-laws of the Corporation, the Board of Directors may at any time and from time to time by resolution direct the manner in which, and the person or persons by whom, any particular deed, transfer, contract, obligation or other instrument in writing requiring signature by the Corporation may or shall be signed.

Banking

5.

The banking business of the Corporation, or any part thereof, shall be transacted with such bank, trust company or other firm or corporation carrying on a banking business as the Board of Directors may designate, appoint or authorize from time to time by resolution. All such banking business or any part thereof shall be transacted on the Corporation’s behalf by such one or more officers andlor other persons as the Board of Directors may designate, direct or authorize from time to time by resolution and to the extent therein provided, including, without restricting the generality of the foregoing, the operation of the Corporation’s accounts, the making, signing, drawing, accepting, endorsing, negotiating, allotting, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, the giving of receipts for any orders relating to any property of the Corporation, the execution of any agreement relating to any banking business and defming the rights and powers of the parties thereto, and the authorizing of any officer of such banker to do any act or thing on the Corporation’s behalf to facilitate such banking business.

DIRECTORS

Power of Directors

6.

Subject to the Articles or any shareholders’ agreement, the Board of Directors may, by resolution, make, amend or repeal any by-laws that regulate the business and affairs of the Corporation.

Number and Quorum

7.

The Board of Directors shall consist of the number of directors set out in the articles of the Corporation or, where a minimum and maximum number is provided for in the articles, such number of directors as shall be determined from time to time by special resolution, or, if the special resolution empowers the Board of Directors to determine the number, by resolution of the Board of Directors. A ma] brity of the number of directors or minimum number of directors required by the articles shall constitute a quorum at any meeting of the directors, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors as the case may be.

Qualification

8.

Each director shall be eighteen (18) or more years of age and no person who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, he shall thereupon cease to be a director. A director is not required to hold shares issued by the Corporation.

Resident Canadians

9.

A majority of the directors shall be resident Canadians. Where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

Election and Term

10.

The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire, but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or shareholders shall have otherwise determined in accordance with the Act. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

Removal of Directors

11.

The shareholders by ordinary resolution at an annual or special meeting of the shareholders, remove any director from office before the expiration of his term of office. Notice of intention to pass such resolution shall be given in the notice calling the meeting.

Vacancies

12.

Vacancies among the directors shall be filled in compliance with the Act.

Vacation of Office

13.

A resignation of a director becomes effective at the time a written resignation is received by the Corporation or at a time specified in the resignation, whichever is later.

Remuneration of Directors

14.

The remuneration to be paid to the directors shall be such as the Board of Directors from time to time determines and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the Board of Directors. The Board of Directors may also award special remuneration to any director undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution by the shareholders shall not be required. The directors shall also be paid such sums in respect of the out-of-pocket expenses incurred in attending board, committee or shareholder meetings.

Declaration of Interest

15.

Every director or officer of the Corporation who is a party to a material contract or a proposed material contract for the Corporation or who is the director or an officer of, or has a material interest in, any person who is a party to a material contract, or a proposed material contract, with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

One Director

16.

Where the Corporation has only one director, the director may constitute a meeting.

Transaction of Business

17.

The Board of Directors shall not transact any business at a meeting of directors unless a majority of directors present are resident Canadians or unless the Corporation is a nonresident corporation as defined by the Act.

Committee of Directors

18.

Subject to the provisions of the Act, the Board of Directors may appoint from among their number a committee of directors and may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Canadians.

MEETINGS OF DIRECTORS

Calling of Meetings

19.

In addition to any other provisions in the articles or by-laws of a Corporation for calling meetings of directors, a quorum of the directors may, at any time, call a meeting of any business, the general nature of which is specified in the notice calling the meeting. Notice of every meeting so called shall be delivered to each director by telegram, telex or other electronic means not less than forty-eight (48) hours (excluding any part of a Saturday or a holiday as defined by the Interpretation Act of Canada for the time being in force) before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting.

First Meeting of New Board

20.

For the first meeting of the Board of Directors to be held immediately following the election of directors by the shareholders or for a meeting of the board at which a director is appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

Place of Meeting

21.

Meetings of the Board of Directors may be held at the registered office of the Corporation or at any other place within or outside of Ontario, and in any financial year of the Corporation a majority of the meetings of the Board of Directors of the Corporation are not required to be held at a place within Canada.

Transaction of Business By Signature

22.

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

Votes to Govern

23.

At all meetings of the Board of Directors, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote in addition to his original vote.

Chairman

24.

The Chairman of the Board of Directors, if elected and present, and otherwise the president, shall be chairman of any meeting of the Board of Directors. If no such officer is present the directors present shall choose one of their members to be chairman.

Meetings by Telephone

25.

A meeting of directors or of a committee of directors may be held, with the unanimous consent of all the directors of the Corporation present at or participating in such meeting, by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously, and instantaneously. Any such consent shall be effective whether given before or after the meeting to which it relates and need not be in writing.

OFFICERS

Appointment

26.

The Board of Directors of the Corporation may from time to time designate the offices of the Corporation, appoint officers, specify their duties and, subject to the Act, delegate to them powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person. In the absence of a written agreement to the contrary, the Board of Directors may remove at its pleasure any officer of the Corporation. The Board of Directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be determined by the Board of Directors.

Remuneration and Removal

27.

The terms of employment and remuneration of all officers appointed by the Board of Directors (including the President) shall be determined, or the manner of determination thereof provided for, from time to time by resolution of the Board of Directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the Board of Directors at any time, with or without cause.

Chairman of the Board

28.

From time to time the Board of Directors may appoint a Chairman of the Board who shall be a director. If so appointed, the Chairman of the Board, shall, if present, preside at all meetings of the Board of Directors and at all meetings of shareholders. In addition, the Board of Directors may assign to him any of the powers an duties that are by any provision of this by-law assigned to the Managing Director or the President, and he shall have such other powers and duties as the Board of Directors may prescribe. During the absence or disability of the Chairman of the Board, the President shall assume all his powers and duties.

Managing Director

29.

The Managing Director shall, if appointed, be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the Board in accordance with the provisions of Section 127 of the Act.

President

30.

The President shall be the chief executive officer of the Corporation unless otherwise determined by resolution of the Board of Directors and shall have responsibility for the general management and direction of the business and affairs of the Corporation, subject to the authority of the Board of Directors. Where no Chairman of the Board is elected or during the absence or inability to act of Chairman of the Board, the President, when present, shall preside at all meetings of shareholders, and if he is a director, at all meetings of the Board of Directors or meetings of a committee of directors.

Vice-President

31.

During the absence or inability of the President, his duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-President in order of seniority (as determined by the Board of Directors) save that no Vice-President shall preside at a meeting of the Board of Directors or at a meeting of shareholders who is not qualified to attend the meeting as a director or shareholder, as the case may be. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or as the Board of Directors may prescribe.

General Manager

32.

The General Manager, if one be appointed, shall have the responsibility for the general management, and direction, subject to the authority of the Board of Directors and the supervision of the President, of the Corporations business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not appointed directly by the Board of Directors and to settle the terms of their employment and remuneration.

Secretary

33.

The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; he shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings and he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Treasurer

34.

The Treasurer shall ensure that adequate accounting records are prepared and maintained and shall keep, or cause to be kept, full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, subject to the direction of the Board of Directors, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. He shall provide to the Board of Directors whenever required of him an account of all his transactions as Treasurer and of the financial position of the Corporation and he shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Other Officers

35.

The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board of Directors requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board of Directors otherwise directs.

Vacancies

36.

If the office of the Chairman of the Board, Managing Director, President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Secretary, or any one of such offices, or any other office shall be or become vacant by reason of death, resignation, disqualification or otherwise, the Board of Directors by resolution shall in the case of the President or Secretary, and may in the case of any other office, appoint a person to fill such vacancy.

Agent and Attorneys

37.

The Board of Directors shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

PROTECTION OF DIRECTORS AND OFFICERS

Limitation of Liability

38.

Except as otherwise provided in the Act, no director or officer from time to time of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

Indemnity of Directors and Officers

39.

Subject to the provisions of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate if:

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Care in Exercising Powers

40.

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the Corporation shall comply with the Act, the regulations thereunder, the articles of the Corporation, its by-laws and any shareholders’ agreement.

Insurance for Directors and Officers

41.

With a view to the best interests of the Corporation, the Corporation may purchase and maintain such insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or persons who act or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, as the Board of Directors may from time to time determine.

Financial Assistance

42.

The Corporation or any corporation with which it is affiliated, shall not, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise, to any shareholder, director, officer or employee of the Corporation or affiliated corporation or to an associate of any such person for any purpose; or to any person for the purpose of or in connection with a purchase of a share or security convertible into or exchangeable for a share, issued or to be issued by the Corporation or affiliated corporation, where there are reasonable grounds for believing that:

(a) the Corporation is, or after giving the financial assistance, would be unable to pay its liabilities as they become due; or

(b) the realizable value of the Corporation’s assets, excluding the amount of any financial assistance in the form of a loan and in the form of any secured guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation’s liabilities and stated capital of all classes.

The Corporation may give financial assistance by means of a loan, guarantee or otherwise, to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation; to any person on account of expenditures incurred or to be incurred on behalf of the Corporation; to its holding body corporate if the Corporation is a wholly owned subsidiary of the holding body corporate; to a subsidiary body corporate of the Corporation; or to employees of the Corporation or any of its affiliates, to enable or assist them to purchase or erect living accommodation for their own occupation, or in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates.

SHARES AND TRANSFERS

Allotment

43.

The Board of Directors may from time to time accept subscriptions and allot or grant options to purchase the whole or any part of the authorized and unissued shares in the Corporation, including any shares created by an amendment to the articles of the Corporation, to such person or persons or class of persons as the Board of Directors shall by resolution determine.

Security Certificates

44.

Share certificates and the form of stock transfer power on the reverse side thereof shall be in such form as the Board of Directors may by resolution approve and such certificates shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or Assistant Secretary holding office at the time of signing.

The signature of the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Corporation has appointed a trustee, registrar, transfer agent, branch transfer agent or other authenticating agent, for the shares of the Corporation the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a trustee, registrar, transfer agent, branch transfer agent or other authenticating agent such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

Payment of Commissions

45.

The Board of Directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

Lost Certificates

46.

The Board of Directors may by resolution prescribe, either generally or in a particular case, reasonable conditions upon which a new security certificate may be issued in lieu of and upon cancellation of the security certificate which has become mutilated or in substitution for a certificate which has been lost, stolen or destroyed.

Central Securities Register

47.

A securities register and the register of transfers of the Corporation shall be kept at the registered office of the Corporation or such other office or place in Ontario as may from time to time be designated by resolution of the Board of Directors and a branch securities register or registers of transfers may be kept at such office or offices of the Corporation or other place or places, either in or outside Ontario, as may from time to time be designated by resolution of the Board of Directors.

Transfer of Securities

48.

No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

Lien for Indebtedness

49.

Subject to the provisions of the Act, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation which lien may be realized by the sale or other disposition of such share or by any other method permitted by law.

SHAREHOLDERS

Joint Shareholders

50.

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

Proxies

51.

Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxy holder or one or more alternate proxy holders, who need not be shareholders, as his nominee to attend and act at the meeting in a manner, to the extent, and with the authority conferred by the proxy. The instrument appointing a proxy shall be executed by the shareholder or his attorney authorized in writing, or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and shall cease to be valid after the expiration of one year from the date thereof. The instrument appointing a proxy shall comply with the provisions of the Act and regulations thereto and shall be in such form as the Board of Directors may from time to time prescribe or in such other form as the Chairman of the meeting may accept as sufficient and shall be deposited with the Secretary of the meeting before any vote is cast under its authority, or at such earlier time and in such manner as the Board of Directors may prescribe in accordance with the Act.

Show of Hands

52.

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands, every shareholder present in person or represented by proxy and entitled to vote shall have one vote. Whenever the vote by show of hands shall have been taken upon a question, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the question.

Polls

53.

If a poll be required by the Chairman of the meeting or be demanded by any shareholder and the demand is not withdrawn, a poll upon the question shall be taken in such manner as the Chairman of the meeting shall direct. Upon a poll each shareholder who is present in person or represented by proxy, shall be entitled to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the poll shall be the decision of the Corporation in the annual or special meeting, as the case may be, upon the question.

Casting Vote

54.

In the case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the Chairman of the meeting shall not be entitled to a second or casting vote.

MEETINGS OF SHAREHOLDERS

Annual Meetings

55.

The annual meeting of shareholders shall be held on such day in each year and at such time and place in or outside Ontario as the Board of Directors may determine for the purpose of: hearing and receiving the reports and statements required by the Act to be read and laid before the shareholders at any annual meeting, electing directors, appointing, if necessary, an auditor and fixing or authorizing the Board of Directors to fix his remuneration, and for the transaction of such other business as may properly be brought before the meeting.

Special Meetings

56.

The Board of Directors of the Corporation may at any time and from time to time call a special meeting of shareholders of the Corporation to be held at such time and such place in or outside Ontario as the Board of Directors determine. The phrase “meeting of shareholders” wherever it occurs in this by-law shall mean and include the annual meeting of shareholders and a special meeting of shareholders and shall also include a meeting of any class or classes of shareholders.

Notice

57.

Notice of the time and place of each meeting of shareholders shall be given not less than ten (10) days, or if the Corporation is an offering corporation, not less than twenty-one (21) days, but in either case not more than fifty (50) days, before the day on which the meeting is to be held. Such notice shall be given to the auditor, if any, the directors and to each shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state the nature of the business to be transacted in sufficient detail to permit the shareholders to form a reasoned judgement thereon together with the text of any special resolution to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not so present by proxy have waived notice, if all the directors are present or have waived notice of or other consent to the meeting and if the auditor, if any, is present or has waived notice of or otherwise consents to the meeting.

Persons Entitled to Be Present

58.

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors of the Corporation, the auditor, if any, of the Corporation, and others who although not entitled to vote are entitled or required under the provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

Quorum

59.

Subject to the provisions of the Act, the holders of 15% of the shares of the Corporation entitled to vote at a meeting, whether present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders.

Right to Vote

60.

At each meeting of shareholders every shareholder shall be entitled to vote who is entered on the books of the Corporation as a holder of one or more shares carrying the right to vote at such meeting in accordance with a shareholder list which, in the case of a record date, shall be prepared not less than ten (10) days after such record date, and where there is no record date, at the close of business on the day immediately preceding the day on which notice is given or, where no notice is given, on the day on which the meeting is held. Where a person has transferred any of his shares after the date on which the list hereinbefore referred to was prepared and the transferee produces satisfactory evidence in accordance with the provisions of the Act not later than ten (10) days before the meeting that such person owns shares in the Corporation, such transferee is entitled to vote his shares at the meeting. When a share or shares have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or his proxy) may nevertheless represent the shares at meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec, he has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings to vote in respect of such shares upon filing with the Secretary of the meeting sufficient proof of the terms of such instrument.

Representatives

61.

An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a Corporation is such executor, administrator, committee, guardian or trustee, any person duly a proxy appointed for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

Scrutineers

62.

At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

Votes to Govern

63.

At all meetings of shareholders every question shall, unless otherwise required by the articles or by-laws of the Corporation or by the Act, be decided by the majority of the votes duly cast on the question.

Transaction of Business by Signature

64.

Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is a valid as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.

One Shareholder

65.

Where the Corporation has only one shareholder, all business which the Corporation may transact at an annual or special meeting of shareholders shall be transacted in the manner provided for in paragraph 64 hereof.

Adjournment

66.

The Chairman of the meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, or where otherwise permitted under the provisions of the Act, adjourn the meeting from time to time and from place to place.

Dividends

67.

Subject to the Act and articles, the Board of Directors may from time to time by resolution declare dividends payable on the issued and outstanding shares of the Corporation. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and delivered or mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque is not paid on presentation.

NOTICES

Method of Giving

68.

Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder or director at his latest address as shown in the records of the Corporation or its transfer agent, whichever is the more current, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is retumed on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

Notice to Joint Shareholders

69.

All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address appearing, and notice so given shall be sufficient notice to all the holders of such shares.

Omissions and Errors

70.

The accidental omission to give any notice to any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Computation of Time

71.

In computing the date when notice must be given under any provision of the articles or bylaws requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event shall be excluded.

Persons Entitled by Death or Operation of Law

72.

Every person who by operation of law, transfer, death of a shareholder or by any means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the person from whom he derives his title to such share or shares, previously to his name and address being entered on the books of the Corporation (whether it be before or after the happening of the event upon which he became entitled).

Waiver of Notice

73.

Where a notice or document is required by the Act, or by-laws of the Corporation to be sent, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.

INTERPRETATION

74.

In this by-law and all other by-laws of the Corporation, words importing the singular number shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include individuals, sole proprietorships, partnerships, unincorporated associations, unincorporated syndicates, unincorporated organizations, trusts, bodies corporate and natural persons in their capacity as trustees, executors, administrators or other legal representatives; “resident Canadian” means an individual who is determined to be a resident Canadian as defined by the Act; “articles” shall include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival, and any amendment thereto; the ‘Act’ shall mean the Business Corporations Act as amended from time to time or any act that may hereafter be substituted therefor.

ENACTED as of the 14th day of November, 1994

/s/ Peter Riehl
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President

/s/ Ian White

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Secretary

The foregoing by-law is hereby enacted by the first directors of the Corporation as evidenced by their respective signatures hereto in accordance with the provisions of the Business Corporations Act, R.S.O. 1990, c.B.16, as amended.

DATED as of the 14th day of November, 1994.

/s/ Samuel T. Hahn

/s/ Kay S. Hahn

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SAMUEL T. HAHN

KAY S. HAHN

In lieu of confirmation at a general meeting of the shareholders, the foregoing by-law is hereby confirmed by all of the shareholders of the Corporation entitled to vote at a meeting of shareholders in accordance with the provisions of the Business Corporations Act, R.S.O. 1990, c.B16, as amended.

DATED as of the 14th day of November, 1994.

/s/ Samuel T. Hahn

/s/ Kay S. Hahn

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SAMUEL T. HAHN

KAY S. HAHN

BY-LAW NO.2

A by-law respecting the borrowing of money,

the issuing of securities and the securing of liabilities by

STELLAR INTERNATIONAL INC.

(herein called the “Corporation”)

BE IT ENACTED as a by-law of the Corporation as follows:

1. Borrowing Powers - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may, subject to the articles and any unanimous shareholder agreement, from time to time, on behalf of the Corporation, without the authorization of the shareholders:

a) borrow money on the credit of the Corporation;

b) issue, re-issue, sell or pledge debt obligations of the Corporation, whether secured or unsecured;

c) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2. Delegation of Powers - Subject to the Act, the articles, the by-laws and any unanimous shareholder agreement, the board may, from time to time, delegate any or all of the powers hereinbefore specified, to a director, a committee of directors or one or more officers of the Corporation.

MADE as of the 14th day of November, 1994

/s/ Peter Riehl
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President

/s/ Ian White

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Secretary

2

BE IT RESOLVED THAT By-Law Number 2 being a by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by the Corporation be and the same is hereby made as a by-law of the Corporation and the President and Secretary be and they are hereby authorized to sign the by-law and to apply the corporate seal thereto.

The undersigned being the first directors of the Corporation hereby sign the foregoing resolution pursuant to the Business Corporations Act, R.S.O. 1990, e.B. 16, as amended.

DATED as of the 14th day of November, 1994.

/s/ Samuel T Hahn
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SAMUEL T. HAHN

/s/ Kay S. Hahn

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KAY S. HAHN

BE IT RESOLVED THAT By-Law Number 2 being a by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by the Corporation be and the same is hereby confirmed without amendment as a by-law of the Corporation.

The undersigned being all of the shareholders of the Corporation hereby sign the foregoing resolution pursuant to the Business Corporations Act.

DATED as of the 14th day of November, 1994

/s/ Samuel T. Hahn

/s/Kay S. Hahn

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SAMUEL T. HAHN

KAY S. HAHN